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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated March 12, 2004, except for Note 14 as to which the date is March 23, 2004, accompanying the financial statements of Ortec International, Inc. (a development stage enterprise) included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP


New York, New York
September 21, 2004




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